Exhibit 1.1

Execution Version

11,250,000 Shares

Del Frisco’s Restaurant Group, Inc.

Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

August 1, 2018

PIPER JAFFRAY & CO.

J.P. MORGAN SECURITIES LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Del Frisco’s Restaurant Group, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 11,250,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of 11,250,000 authorized but unissued shares of Common Stock to be issued and sold by the Company. The Company has also granted to the several Underwriters an option to purchase up to 1,687,500 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this agreement (the “Agreement”) are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”).

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-225938) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this

Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.    Representations and Warranties of the Company.

(a)    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)    Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii)    Accurate Disclosure. The Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), at the First Closing Date or at the Second Closing, neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, includes or will include an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this

Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package, any issuer free writing prospectus or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f) hereof.

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated July 30, 2018, any free writing prospectus set forth on Schedule II and the information on Schedule III, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 5:15 p.m. (New York City time) on the date of this Agreement.

(iii)    Issuer Free Writing Prospectuses. (A) When taken as a whole, each issuer free writing prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f) hereof.

(B)    (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)    Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv)    No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xv) hereof.

(v)    Financial Statements. (A) The consolidated financial statements of the Company and its consolidated subsidiaries (which does not include Barteca (as defined below) for any historical period), together with the related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent in all material respects with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the Securities Act, the Exchange Act and the Commission’s guidelines with respect to pro forma financial statements and the assumptions underlying such pro forma financial statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are reasonable to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included as required.

(B)    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the consolidated financial statements of Barteca Holdings, LLC and its consolidated subsidiaries (collectively, “Barteca”), which was a privately held Delaware limited liability company until its acquisition by the Company on June 27, 2018, together with the related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present in all material respects fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent in all material respects with the financial statements presented therein and the books and records of Barteca. All disclosures relating to Barteca contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) in relation to Barteca comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(vi)    Accountants. (A) KPMG LLP, which has expressed its opinion with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Act.

(B)    CohnReznick LLP, which has expressed its opinion with respect to the financial statements of Barteca incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent auditor within the meaning of the Securities Act and the applicable Rules and Regulations and the American Institute of Certified Public Accountants.

(vii)    Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of the jurisdiction of its organization, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate reasonably be expected to have a material adverse effect on the, business, management, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (the occurrence of any such effect being referred to as a “Material Adverse Effect”). The outstanding ownership interests of each of the subsidiaries have been duly authorized and validly issued, are fully paid and, to the extent such interests are shares of capital stock, non-assessable, and, except as otherwise disclosed in the Registration Statement, the

Time of Sale Disclosure Package and the Prospectus, are owned by the Company or another subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiaries are outstanding.

(viii)    Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as each may be amended or supplemented, and (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ix)    Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which any property of the Company or its subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There are no current or, to the Company’s knowledge, pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that have not been so described.

(x)    Disclosure of Legal Matters. There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that have not been so filed or described.

(xi)    Authorization; No Conflicts; Authority. The execution and delivery of, and the performance by the Company of its obligations under this Agreement (including the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement) has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement, has been duly executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws).

(xii)    Capitalization; the Securities; Registration Rights. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or except as have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Company has an authorized and outstanding capitalization as set forth under the caption “Capitalization” in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (A) issued any securities (other than securities issued in connection with Company Stock Plans described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus (as defined below)); (B) incurred any material liability or obligation, direct or contingent, for borrowed money; or (C) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(xiii)    Stock Options. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Except as would not be reasonably expected to have a Material Adverse Effect, each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xiv)    Compliance with Laws. Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (A) hold all licenses, consents, approvals, registrations, certificates, clearances, authorizations and permits from governmental or regulatory authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect and (C) have not received any written notice of proceedings relating to the revocation of, modification of, or non-compliance with, any Governmental License, and to the Company’s knowledge no such proceedings are pending or threatened The Company has fulfilled and performed all of its obligations with respect to the Governmental Licenses of the United States Food and Drug Administration, the United States Department of Agriculture, and any and all comparable state and local authorities required for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”), except where failure to fulfill and perform such obligations with respect to its Regulatory Permits would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No event has occurred that allows, or after notice or lapse of time would allow, revocation, termination, suspension, or other modification of such Regulatory Permits or results in any other impairment of the rights of the holder of any Regulatory Permit that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xv)    Cybersecurity. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A)(1) there has been no material security breach, violation, outage, unauthorized use of or access to or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (2) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, violation, outage, unauthorized use of or access to or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (B), individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology materially consistent with industry standards and practices.

(xvi)    Ownership of Assets. The Company and its subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or which, in either case, (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries occupy their leased properties under valid and binding leases, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xvii)    Intellectual Property. Except for such failures that would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (whether or not patentable) and other intellectual property rights, as well as related rights, including the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. To the best of the Company’s knowledge, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of its subsidiaries has received any written communication or notice alleging that by conducting their business as set forth in the

Registration Statement, the Time of Sale Disclosure Package or the Prospectus, such parties has infringed, misappropriated, conflicted with, or violated, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xviii)    No Violations or Defaults. Neither the Company nor any of its subsidiaries are or, with respect to clause (B) only, with the giving of notice or lapse of time or both, will be, (A) in violation of its respective certificate of incorporation or by-laws, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clauses (B) and (C), with respect to such violations or defaults as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Assuming the application of the proceeds from the transactions contemplated herein as set forth in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties is bound, or (B) the certificate of incorporation or by-laws of the Company or (C) any law, rule or regulation or (D) any judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clause (A) as would not have a Material Adverse Effect.

(xix)    Taxes. The Company and its subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except (A) for any such taxes currently being contested in good faith and with respect to which adequate reserves have been established in accordance with GAAP or (B) where the failure to pay any such taxes would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xx)    Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on The NASDAQ Global Select Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on Nasdaq. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xxi)    Internal Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no material weaknesses and/or significant deficiencies in the Company’s internal control over financial reporting. The Company’s auditors, board of directors and audit committee of the Company have been advised of: (X) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (Y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii)    No Brokers or Finders. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxiv)    Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxv)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds thereof, as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)    Eligibility to use Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxvii)    Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxviii)    Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects.

(xxix)    Disclosure Controls. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxx)    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Company’s knowledge, any of their respective affiliates (acting on behalf of the Company or its subsidiaries), officers, directors, agents or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to such anti-money laundering laws is pending or threatened. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(xxxi)    OFAC.

(A)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their respective agents, affiliates, directors, officers or employees is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)    Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)    to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)    in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)    For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxii)    Compliance with Environmental Laws. Except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus: (A) the Company and each subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (B) the Company and each subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (C) neither the Company nor any subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (1) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (2) which is otherwise material; and to the knowledge of the Company no such proceeding has been threatened or is known to be contemplated; (D) neither the Company nor any subsidiary has received written notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (E) neither the Company nor any subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(xxxiii)    Compliance with Occupational Laws. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, no action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings, except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxxiv)    ERISA and Employee Benefits Matters. Except as would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) maintained by the Company or by any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) for which the Company would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code, and with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxxv)    Labor Matters. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or distributors that would, in each case, reasonably be expected to have a Material Adverse Effect.

(xxxvi)    Restrictions on Subsidiary Payments to the Company. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvii)    Statistical Information. Nothing has come to the attention of the Company that has caused the Company to believe that any third party statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale

Disclosure Package and the Prospectus are not based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, in all material respects.

(xxxviii)    Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.     Purchase, Sale and Delivery of Securities.

(a)    Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $7.56 per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by the Company pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (b) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the second (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”

(b)    Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares set forth in Section 3(a). The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company (with a courtesy copy to its counsel at Skadden, Arps, Slate, Meagher & Flom LLP) setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter, if any, shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.

(c)    Delivery. If the Representatives so elect, delivery of the Firm Shares or the Option Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Representatives. Certificates representing the Firm Shares and the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date or the Second Closing Date, as applicable, at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

4.    Covenants.

(a)    Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)     Required Filings. Within the time during which a prospectus (assuming the absence of Rule 172 under the Act) relating to the Securities is required to be delivered under the Securities Act by any Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the

Representatives, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii)    Notification of Certain Commission Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing of (A) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, or (E) any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will promptly use its best efforts to obtain the lifting of such order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)    Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)    If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus, at the time of such event or development, conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, each as amended to date, relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) promptly will notify the Representatives of such conflict, untrue statement or omission, (y) will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv)    Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, subject itself to taxation, qualify as a broker-dealer or execute a general consent to service of process in any jurisdiction.

(v)    Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)    Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)    Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel in an amount not to exceed $10,000 incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Underwriters’ counsel in an amount not to exceed $30,000 incurred in connection with any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)    Company Lock-Up. The Company will not, without the prior written consent of Piper Jaffray & Co. and J.P. Morgan Securities LLC, from the date of execution of this Agreement and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or (C) publicly announce an intention to do any of the foregoing, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of

Common Stock or such other securities, in cash or otherwise, except (1) upon the exercise of an option or warrant, the vesting of restricted stock units or the conversion or exchange of a security outstanding on the date hereof or referred to in the Prospectus, (2) pursuant to benefit plans (including, for the avoidance of doubt, the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan) in existence as of the date of this Agreement, (3) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, however, that, such plan does not provide for the transfer of shares of Common Stock during the 60-day restricted period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the 60-day restricted period, or (4) the issuance of shares of Common Stock in connection with (A) the acquisition or license of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company or its subsidiaries in connection with such acquisition or (B) joint ventures, commercial relationships or other strategic transactions, and in the case of each of clauses (A) and (B), the filing of a registration statement with respect thereto; provided, however, that, in the case of clause (4), the aggregate number of shares of Common Stock or any other security convertible into Common Stock issued does not exceed 5% of the aggregate number of shares of Common Stock outstanding immediately following the offering of Securities pursuant to this Agreement and provided, further, that the recipient of shares of Common Stock shall execute and deliver to the Underwriters a lock-up letter substantially to the effect set forth in Exhibit A hereto.

(x)    Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule IV. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)    No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities

(xii)    Exchange Listing. The Company will use its reasonable best efforts to maintain the listing for quotation of the Securities on Nasdaq.

(xiii)    SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiv)    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company agrees from the date hereof until the First Closing Date or the Second Closing Date, as applicable, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Company.

5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

(a)    Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened to the Company’s knowledge; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)    Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your reasonable opinion, is material or omits to state a material fact which, in your reasonable opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)     Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (A) there has not been any material adverse change in the business, management, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as each may be amended or supplemented, and (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)     No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company;

(e)     Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit B.

(f)     Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Simpson Thacher & Bartlett LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)     Comfort Letter. (a) On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received an accountant’s “comfort” letter of KPMG LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(b)    On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received an accountant’s “comfort” letter of CohnReznick LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(h)     Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)     The representations and warranties of the Company in this Agreement are true and correct in all material respects or, where qualified as to materiality, in all respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements in all material respects and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)     No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i)     Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 hereof and the Lock-Up Agreements shall remain in full force and effect.

(j)     Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k)    Exchange Listing. The Securities to be delivered on such Closing Date have been approved for listing on Nasdaq, subject to official notice of issuance.

(l)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(m)    Good Standing. The Representatives shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Delaware in writing or any standard form of telecommunication from the Secretary of State of the State of Delaware.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.     Indemnification and Contribution.

(a)     Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees of one counsel (in addition to local counsel) to the Underwriters in connection therewith and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, and, settlement of any litigation if such settlement is effected with the written consent of the Company), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any “road show” as defined in Rule 433(h) under the Act, (ii) the omission or alleged omission in the documents listed in clause (i) above to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Underwriter for any reasonable and documented out-of-pocket legal fees of one counsel (in addition to local counsel) to the Underwriters in connection therewith or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e) hereof.

(b)    Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees of one counsel to the Company (in addition to local counsel) in connection therewith and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, and settlement of any litigation if such settlement is effected with the written consent of the Company) to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any “road show” as defined in Rule 433(h) under the Securities Act or (ii) the omission or alleged omission in the documents listed in clause (i) above to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e) hereof, and will reimburse the Company for any reasonable and documented out-of-pocket legal fees of one counsel to the Company (in addition to local counsel) in connection therewith or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred.

(c)    Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole reasonable judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. In any proceeding brought against an indemnified party, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing but if settled with the written consent of the indemnifying party, such indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release (in form and substance reasonably satisfactory to such indemnified party) of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)     Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)    Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the fifth paragraph and the twelfth through sixteenth paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.     Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.    Substitution of Underwriters.

(a)     Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased does not aggregate more than 10% of the total amount of Securities to be purchased on such date, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)    Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased aggregates more than 10% of the total amount of Securities to be purchased on such date, and arrangements satisfactory to you for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)    Postponement of Closing. If the Securities to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone such applicable closing for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)    No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.    Termination of this Agreement.

(a)    Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) any of the conditions provided for in Section 5 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in the Company’s Common Stock, or any securities issued or guaranteed by the Company that trades on Nasdaq, shall have been suspended by the Commission or Nasdaq or trading in securities, (iii) trading generally on Nasdaq or The New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on Nasdaq or The New York Stock Exchange, by such exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vi) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)    Notice of Termination. If you elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.     Default by the Company.

(a)    Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter and the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented legal fees and expenses of one counsel (in addition to local counsel) to the Underwriters in connection therewith) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(b)    No Relief from Liability. No action taken pursuant to this Section 10 shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Jaffray General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com and c/o J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179 (fax: (212) 622-8358); if to the Company, shall be mailed or delivered to it at Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063, Attention: Neil Thomson); or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters and the other Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

DEL FRISCO’S RESTAURANT GROUP, INC.

By	/s/ Neil H. Thomson
	Name:	Neil H. Thomson
	Title:	CFO

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

PIPER JAFFRAY & CO.

By	/s/ Damon Chandik
	Name:	Damon Chandik
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Jason Fournier
	Name:	Jason Fournier
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.	4,781,250
J.P. Morgan Securities LLC	4,781,250
Citizens Capital Markets, Inc.	1,687,500

Total	11,250,000

(1)

The Underwriters may purchase up to an additional 1,687,500 Option Shares, to the extent the option described in Section 3(b) of this Agreement is exercised, in the proportions and in the manner described in this Agreement.

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE III

Pricing Information

Public Offering Price: $8.00 per share

Firm Shares: 11,250,000

Option Shares: 1,687,500

SCHEDULE IV

List of Individuals and Entities Executing Lock-Up Agreements

Officers

1.	Norman J. Abdallah

2.	Neil H. Thomson

3.	William S. Martens

Non-Employee Directors

1.	Ian R. Carter

2.	David B. Barr

3.	Richard L. Davis

4.	William Lamar Jr.

5.	Pauline J. Brown

EXHIBIT A

Form of Lock-Up Agreement

August [●], 2018

Piper Jaffray & Co.

J.P. Morgan Securities LLC

As representatives of the underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o Piper Jaffray & Co.

      800 Nicollet Mall, Suite 800

      Minneapolis, MN 55402

c/o J.P. Morgan Securities LLC

      383 Madison Avenue

      New York, NY 10179

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”), of Del Frisco’s Restaurant Group, Inc. and any successor (by merger or otherwise) thereto (the “Company”) and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees that without, in each case, the prior written consent of Piper Jaffray & Co. (“Piper Jaffray”) and J.P. Morgan Securities LLC during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired during the Lock-up Period (the “Undersigned’s Securities”); (2) enter into any swap, hedge or other agreement or any transaction that transfers or which could reasonably be expected to lead to or result in the transfer of, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The Lock-Up Period will commence on the date of this Agreement and continue for a period of 60 days.

Notwithstanding the foregoing, the undersigned may transfer or dispose of, as applicable, the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, (vi) pursuant to the Underwriting Agreement, (vii) in transactions relating to shares of the Undersigned’s Securities by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (viii) in transfers, surrenders or forfeitures to the Company for the purpose of covering (1) tax withholding obligations upon exercise or vesting or (2) the exercise price pursuant to a net exercise or cashless exercise, in each case, of stock options, equity awards or other rights to acquire shares of Common Stock described in the prospectus pursuant to which the Offering will be conducted (the “Prospectus”) or pursuant to an equity incentive plan of the Company disclosed in the Prospectus, (ix) in transfers, sales, tenders or other dispositions of Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company that, in each case, has been approved by the board of directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock in connection with any such transaction, or vote any Common Stock in favor of any such transaction), or (x) pursuant to any Plan (as defined below) existing on the date hereof; provided, that (A) in the case of clauses (i)-(iv) and (viii), the donee or transferee agrees in writing with the Underwriters to be bound by the same terms of this Lock-Up Agreement, and (B) in the case of clause (viii)(2) above, that any shares of Common Stock received upon such exercise, vesting, conversion, exchange or settlement shall be subject to all of the restrictions set forth in this agreement; and further provided, that (1) any filing under Section 16 of the Exchange Act in connection with such transfers made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (2) the undersigned does not otherwise voluntarily effect any other public filings or report regarding such exercise during the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin. “Change of Control” shall mean shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options, equity awards or other rights to acquire shares of Common Stock granted pursuant to the Company’s equity incentive plans disclosed in the Prospectus; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing by any party under the Exchange Act shall be required or shall be made voluntarily prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that it has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by August 31, 2018.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name

By:

EXHIBIT B

Form of Company Counsel Opinion

1.    Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2.    The Company has the corporate power and authority to execute, and deliver the Underwriting Agreement and to consummate the issuance and sale of the Securities contemplated thereby under the DGCL.

3.    The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and has been duly executed and delivered by the Company under the laws of the State of New York to the extent such execution and delivery are governed by the laws of the State of New York.

4.    Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order, or (iv) violates any law, rule or regulation of the State of New York, the DGCL or the United States of America.

5.    Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the DGCL or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

6.    The Firm Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Firm Shares are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Organizational Documents or any Scheduled Contract.

7.    The Company has authority to issue 190,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, and such authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Preliminary Prospectus, the Prospectus and the Disclosure Package.

8.    The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

B-1